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                                        As filed pursuant to Rule 424(b)(3)
                                        under the Securities Act of 1933
                                        Registration No. 333-107162






                     AIG SUNAMERICA LIFE ASSURANCE COMPANY
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                         VARIABLE ANNUITY ACCOUNT FIVE
                               SUPPLEMENT TO THE
            SEASONS SELECT II VARIABLE ANNUITY (J3366PRO.2 (R-7/04))
                        PROSPECTUS DATED AUGUST 2, 2004
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THE FIRST PARAGRAPH IN THE INCOME OPTIONS SECTION ON PAGE 40 OF THE PROSPECTUS
IS REPLACED WITH THE FOLLOWING:

INCOME OPTIONS

Currently, this Contract offers five standard Income Options. Other payout options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3 for a period of 10 years.


THE PARAGRAPH IN THE OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN SUB-SECTION ON PAGE 40 OF THE PROSPECTUS IS REPLACED WITH THE FOLLOWING:

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD
CERTAIN

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years or 20 years. If the Annuitant and the Survivor die before all of the guaranteed payments have been made, the remaining payments are made to the Beneficiary under your Contract.



Dated: August 25, 2004






                Please Keep this Supplement with your Prospectus